UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 11, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On November 11, 2009, Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), issued a news release announcing that the underwriters have exercised in full their option to purchase an additional 862,500 shares of common stock at a public offering price of $19.25 per share. The exercise of the option brings the total shares of common stock to be sold by the Company in the previously announced public offering to 6,612,500 shares, which will result in approximately $120 million of net proceeds to the Company after deducting underwriting discounts and commissions and estimated expenses of the offering. A copy of the Company’s news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

All of the information furnished in Item 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	News release of Dollar Thrifty Automotive Group, Inc. dated November 11, 2009: Dollar Thrifty Automotive Group Announces Exercise of Option to Purchase Additional Shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

       (Registrant)

November 12, 2009	By:	/s/ H. CLIFFORD BUSTER III

H. Clifford Buster III

Senior Executive Vice President, Chief Financial Officer and Principal Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Dollar Thrifty Automotive Group, Inc. dated November 11, 2009: Dollar Thrifty Automotive Group Announces Exercise of Option to Purchase Additional Shares

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